Exhibit 10.2

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (this “Agreement”) is dated this 31st day of July, 2007, by and between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (the “Company”) and JAMES M. CORNELIUS (“Executive”).

RECITALS

WHEREAS, Company operates and rightfully possesses the aircraft identified in Section 13 of this Agreement (individually and collectively, the “Aircraft”); and

WHEREAS, Executive desires to lease the Aircraft from Company from time to time on a time-sharing basis as defined in Sections 91.501(b)(6) and 91.501(c)(1) of the Federal Aviation Regulations (“FARs”).

NOW, THEREFORE, in consideration of the foregoing, and the other promises contained herein, and for other good and valuable consideration, the parties, intending to be legally bound hereby, agree as follows:

1. Company agrees to lease the Aircraft to Executive on a non-exclusive basis from time to time as mutually agreed between the parties pursuant to the provisions of FAR 91.501(c)(1) and to provide a fully qualified flight crew for all operations conducted under this Agreement. This Agreement shall be effective on the date set forth above and shall remain in effect until terminated by either party upon ten (10) days prior written notice to the other.

2. Executive shall pay to Company for each flight conducted under this Agreement a lease fee (“Lease Fee”) equal to the actual expenses of each specific flight as authorized by FAR Part 91.501(d). Such actual expenses shall include and are limited to:

(a)	Fuel, oil, lubricants, and other additives;

(b)	Travel expenses of the crew, including food, lodging and ground transportation;

(c)	Hangar and tie-down costs away from the Aircraft’s base of operation;

(d)	Insurance obtained for the specific flight;

(e)	Landing fees, airport taxes and similar assessments;

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(f)	Customs, foreign permit, and similar fees directly related to the flight;

(g)	In-flight food and beverages;

(h)	Passenger ground transportation;

(i)	Flight planning and weather contract services; and

(j)	An additional charge equal to 100 percent of the expenses listed in subparagraph 2(a) above.

Executive shall also be responsible to pay, together with any Lease Fee, applicable state and federal taxes, fees and charges.

3. Company will pay all expenses related to the operation of the Aircraft when incurred, and will provide a monthly invoice to Executive for the Lease Fee determined in accordance with paragraph 2 above within fifteen (15) days of the end of each month. Executive shall pay Company the Lease Fee, together with applicable taxes, within fifteen (15) days of receipt of the invoice.

4. Executive will provide Company with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least two (2) business days in advance of Executive’s planned departure (unless Company agrees to a shorter notice in a particular case in its discretion). Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times, Executive shall provide at least the following information for each proposed flight prior to scheduled departure as required by the Company or Company’s flight crew:

(a)	proposed departure point;

(b)	destination;

(c)	date and time of flight;

(d)	the number, name, and relationship to the Executive of anticipated passengers;

(e)	the nature and extent of luggage and/or cargo to be carried;

(f)	the date and time of return flight, if any; and

(g)	any other information concerning the proposed flight that may be pertinent or required by Company or Company’s flight crew.

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5. Company shall have final authority over the scheduling of the Aircraft, provided, however, that Company will use reasonable efforts to accommodate Executive’s requests and to avoid conflicts in scheduling. It is understood that Company shall not be obligated to retain or contract for additional flight crew or maintenance personnel or equipment in order to accommodate Executive’s schedule requests.

6. Consistent with the Company’s operational control responsibilities set forth in Section 7 below, Company shall be solely responsible to secure maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight.

7. For each flight conducted under this Agreement, the Aircraft will be under the command of a qualified flight crew. All flight operations by or on behalf of the Executive under this Agreement shall be conducted under Part 91 of the FAR. The Company shall have and exercise exclusive operational control of the Aircraft during all phases of all flights performed under this Agreement, including, without limitation, all flights during which Executive, and/or Executive’s guests or designees are on-board the Aircraft.

8. Executive specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Executive or any other person. The parties further agree that Company shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason whatsoever.

9. Executive warrants that:

(a) Executive will use the Aircraft for and on account of Executive’s own business or personal use only, and will not use the Aircraft for the purpose of

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providing transportation of passengers or cargo for compensation or hire or in violation of applicable FARs or any agreements entered into by the Company relating to the Aircraft;

(b) Executive will refrain from incurring any mechanics or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by Executive to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(c) during the term of this Agreement, Executive will, and will cause any passengers in Executive’s party to, abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the use of the Aircraft by a timesharing lessee.

10. The Company assumes and shall bear the entire risk of loss, theft, confiscation, damage to, or destruction of the Aircraft from any cause whatsoever.

11. Neither this Agreement nor any party’s interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, representatives, successors and permitted assigns.

12. This Agreement constitutes the entire agreement of the parties with respect to the time share of the Aircraft as set forth herein. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

13. Type of Aircraft	Manufacturer’s Serial Number	U.S. Registration No.

Gulfstream Aerospace G-V	654	N404M

Gulfstream Aerospace G-V	575	N410M

Sikorsky S-76C	760518	N552J

Sikorsky S-76C	760567	N554L

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15. TRUTH IN LEASING STATEMENT PURSUANT TO 14 CFR PART 91.23

THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91.409(f)(3) DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

COMPANY CERTIFIES THAT THE AIRCRAFT IS IN COMPLIANCE WITH ALL APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91.409(f)(3) FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE.

BRISTOL-MYERS SQUIBB COMPANY, A DELAWARE CORPORATION, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, BRISTOL-MYERS SQUIBB COMPANY SHALL BE KNOWN AS, CONSIDERED AND SHALL IN FACT BE RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT IDENTIFIED AND TO BE OPERATED UNDER THIS LEASE. EACH PARTY CERTIFIES THAT IT UNDERSTANDS ITS RESPECTIVE RESPONSIBILITIES, IF ANY, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS. I, THE UNDERSIGNED, JAMES M. CORNELIUS, AS CHIEF EXECUTIVE OFFICER OF BRISTOL-MYERS SQUIBB COMPANY, CERTIFY THAT BRISTOL-MYERS SQUIBB COMPANY IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

EACH PARTY UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE ADDRESS OF BRISTOL-MYERS SQUIBB COMPANY IS 345 PARK AVENUE, NEW YORK, NY 10154.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Sandra Lueng
Name: Sandra Leung
Title: Senior Vice President and General Counsel

/s/ James M. Cornelius
JAMES M. CORNELIUS

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